                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Capital One Financial Corporation of our report dated January 19, 1999, included in the 1998 Annual Report to Stockholders of Capital One Financial Corporation.

We also consent to the incorporation by reference in the following Registration Statements of Capital One Financial Corporation of our report dated January 19, 1999, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1998:

    Registration Statement
          Number                 Form           Description
    ----------------------       ----           -----------
          33-80263               Form S-8       Marketing and Management
                                                  Services Agreement
          33-86874               Form S-8       Employee Stock Purchase Plan
          33-86876               Form S-8       Employee Savings Plan
          33-86986               Form S-8       1994 Stock Incentive Plan
          33-91790               Form S-8       1995 Non-Employee Directors
                                                  Stock Incentive Plan
          33-97032               Form S-8       Amendment to 1994 Stock
                                                  Incentive Plan
          33-99748               Form S-3       Dividend Reinvestment and
                                                  Stock Purchase Plan
          333-3580               Form S-3       Debt Securities, Preferred Stock
                                                  and Common Stock in the
                                                  amount of $200 million
          333-42853              Form S-8       1994 Stock Incentive Plan
          333-45453              Form S-8       Associate Savings Plan
          333-51639              Form S-8       1994 Stock Incentive Plan,
                                                  Tier 5 Special Option Program
          333-51637              Form S-8       1994 Stock Incentive Plan
          333-57317              Form S-8       1994 Stock Incentive Plan,
                                                  1998 Special Option Program
          333-58577              Form S-3       Debt Securities, Preferred Stock
                                                  and Common Stock in the
                                                  amount of $500 million
          333-60831              Form S-3       Acquisition of Summit
                                                  Acceptance Corporation
          333-70305              Form S-8       1994 Stock Incentive Plan,
                                                  Supplemental Special
                                                  Option Program

                                                               ERNST & YOUNG LLP

Washington, D.C.
March 25, 1999